                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 1997


                              CSS INDUSTRIES, INC.
               ---------------------------------------------------
               (Exact name of registrant specified in its charter)


     Delaware                      1-2661                      13-1920657
--------------------------------------------------------------------------------
  (State or other               (Commission                  (IRS Employee
   jurisdiction of               File Number)              Identification No.)
   incorporation)


1845 Walnut Street
Philadelphia, Pennsylvania                                19103
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone, including area code:  (215) 569-9900
                                              --------------



________________________________________________________________________________
         (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         On December 23, 1997 (the "Closing Date"), CSS Industries, Inc. ("CSS") sold Rapidforms, Inc. ("Rapidforms") and its subsidiaries to New England Business Service, Inc. ("NEBS"). Rapidforms and its subsidiaries design and sell business forms, business supplies, in-store retail merchandising products, holiday greeting cards and advertising specialities to small and medium size businesses primarily through the direct mailing of catalogs and brochures.

          Under the terms of a Stock Purchase Agreement dated December 5, 1997 (the "Stock Purchase Agreement"), the net proceeds received by CSS for its 92% ownership interest is approximately $72 million in cash, subject to post-closing adjustments based upon the combined balance sheet of Rapidforms and its subsidiaries at the Closing Date. The purchase price was determined as a result of arms-length negotiations between representatives of CSS and NEBS. CSS intends to use the after tax proceeds of the transaction of approximately $57,000,000 for working capital and to pay down debt. Prior to the Closing Date, Rapidforms and its subsidiaries redeemed all of the outstanding stock and options held by minority employee stockholders and option holders for an aggregate of approximately $8 million. The Stock Purchase Agreement is attached as Exhibit
2.1 hereto. The statements herein are qualified in their entirety by Exhibit 2.1, which is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

         (a)      Pro Forma Financial Information (Unaudited).

                  (1) Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1997.

                  (2) Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996.

                  (3) Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1997.

         (b)      Exhibit.

                  (2.1) Stock Purchase Agreement dated December 5, 1997.

                              CSS INDUSTRIES, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         On December 23, 1997 CSS Industries, Inc. ("CSS") sold its Rapidforms, Inc. ("Rapidforms") subsidiary to New England Business Service, Inc. ("NEBS") for total proceeds to the Company of approximately $72,000,000 (after the repurchase of minority shares in Rapidforms and its subsidiaries for approximately $8,000,000). The purchase price is subject to post-closing adjustments based upon the combined balance sheet of Rapidforms and its subsidiaries at the closing date. The after-tax gain on the sale approximated $18,000,000 while the net after-tax cash proceeds were in excess of $57,000,000.

         The pro forma consolidated statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 included herein reflect the transaction discussed above and the impact on interest expense of net proceeds to the Company as if the sale of Rapidforms occurred prior to each period presented. The pro forma condensed consolidated balance sheet as of September 30, 1997 reflects the transaction discussed above as if it were consummated on September 30, 1997.

                              CSS INDUSTRIES, INC.
                        PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                   (UNAUDITED)


                                                    CSS                       PRO                       PRO
                                                INDUSTRIES                   FORMA                     FORMA
      ASSETS                                        INC.                   ADJUSTMENTS                COMBINED
      ------                                        ----                   -----------                --------

CURRENT ASSETS:
 CASH AND TEMPORARY INVESTMENTS                      $722                                                 $722
 INCOME TAXES DUE FROM BUYER                                                  919 (A)                      919
 ACCOUNTS RECEIVABLE, NET                         120,912                  (7,378)(A)                  113,534
 INVENTORIES                                      136,510                  (7,378)(A)                  129,132
 DEFERRED INCOME TAXES                              1,883                  (1,156)(A)                      727
 OTHER CURRENT ASSETS                              11,522                  (2,676)(A)                    8,846
                                                 --------                --------                     --------
    TOTAL CURRENT ASSETS                          271,549                 (17,669)                     253,880
                                                 --------                --------                     --------
PROPERTY AND EQUIPMENT, NET                        58,662                 (14,338)(A)                   44,324

OTHER ASSETS:
 INTANGIBLE ASSETS                                 60,786                 (21,817)(A)                   38,969
 OTHER ASSETS                                      14,843                     (83)(A)                   14,760
                                                 --------                --------                     --------
    TOTAL OTHER ASSETS                             75,629                 (21,900)                      53,729
                                                 --------                --------                     --------
TOTAL ASSETS                                     $405,840                ($53,907)                    $351,933
                                                 ========                ========                     ========



LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 NOTES PAYABLE                                   $148,140                ($57,312)(A)                   90,828

 OTHER CURRENT LIABILITIES                         59,303                  (6,939)(A)                   52,364
                                                 --------                --------                     --------
    TOTAL CURRENT LIABILITIES                     207,443                 (64,251)                     143,192
                                                 --------                --------                     --------
LONG-TERM OBLIGATIONS                               7,252                    (850)(A)                    6,402

MINORITY INTEREST                                   4,177                  (4,177)(A)                        0

DEFERRED INCOME TAXES                                 990                  (2,866)(A)                   (1,876)

SHAREHOLDERS' EQUITY                              185,978                  18,237 (A)                  204,215
                                                 --------                --------                     --------
TOTAL LIABILITIES & SHAREHOLDERS'
 EQUITY                                          $405,840                ($53,907)                    $351,933
                                                 ========                ========                     ========

                              CSS INDUSTRIES, INC.
                              PRO FORMA ADJUSTMENTS
                            AS OF SEPTEMBER 30, 1997
                                   (UNAUDITED)



                                                         DR              CR
                                                      -------           ----

(A)     NOTES PAYABLE (NET PROCEEDS)                  $57,312
        INCOME TAXES DUE FROM BUYER                       919
        MINORITY INTEREST                               4,177
        OTHER CURRENT LIABILITIES                       8,287
        LONG-TERM OBLIGATIONS                             850
        LONG-TERM DEFERRED TAXES                        2,866
              ACCOUNTS RECEIVABLE, NET                                  7,378
              INVENTORIES                                               7,378
              CURRENT DEFERRED INCOME TAXES                             1,156
              OTHER CURRENT ASSETS                                      2,676
              PROPERTY AND EQUIPMENT, NET                              14,338
              INTANGIBLE ASSETS                                        21,817
              OTHER ASSETS                                                 83
              INCOME TAXES PAYABLE                                        619
              TRANSACTION COSTS                                           729
              INCOME STATEMENT                                         18,237

        TO RECORD SALE OF RAPIDFORMS AND SUBSIDIARIES

                              CSS INDUSTRIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

                                                  CSS                             PRO                        PRO
                                               INDUSTRIES                        FORMA                      FORMA
                                                  INC.                         ADJUSTMENTS                 COMBINED
                                               ----------                      -----------                 --------

SALES                                            $412,079                      ($89,028) (A)               $323,051

COSTS AND EXPENSES:
 COST OF SALES                                    266,964                       (40,033) (A)                226,931

 SELLING, GENERAL AND ADMINISTRATIVE              100,738                       (38,995) (A)                 61,743

 INTEREST EXPENSE, NET                              8,235                          (200) (A)                  4,038
                                                                                 (3,997) (B)
 RENTAL AND OTHER INCOME, NET                      (1,131)                          (26) (A)                 (1,157)
                                                 --------                      --------                    --------
INCOME BEFORE TAXES
 AND MINORITY INTEREST                             37,273                        (5,777)                     31,496

INCOME TAXES                                       14,389                        (4,001)(A)                  11,931
                                                                                  1,543 (B)
                                                 --------                      --------                    --------
INCOME BEFORE MINORITY
 INTEREST                                          22,884                        (3,319)                     19,565

MINORITY INTEREST IN
 INCOME OF SUBSIDIARIES                               540                          (540)                          0
                                                 --------                      --------                    --------
NET INCOME FROM CONTINUING
 OPERATIONS                                       $22,344                       ($2,779)                    $19,565
                                                 ========                      ========                    ========


NET INCOME FROM CONTINUING
 OPERATIONS PER COMMON SHARE:

PRIMARY                                             $2.03                        ($0.25)                      $1.78
                                                 ========                      ========                    ========
FULLY DILUTED                                       $2.01                        ($0.25)                      $1.76
                                                 ========                      ========                    ========

                              CSS INDUSTRIES, INC.
                              PRO FORMA ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)



                                                                       DR                          CR
                                                                    ---------                    -------
  (A)     SALES                                                      89,028
                INTEREST EXPENSE                                                                     200
                RENTAL EXPENSE                                                                        26
                COST OF SALES                                                                     40,033
                S, G & A EXPENSES                                                                 38,995
                INCOME TAX EXPENSE                                                                 4,001
                MINORITY EXPENSE                                                                     540
                BALANCE SHEET                                                                      5,233

          TO REMOVE THE EFFECTS OF RAPIDFORMS AND ITS SUBSIDIARIES FROM THE CONSOLIDATED STATEMENT OF
          OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996


  (B)     BALANCE SHEET                                               2,454
          INCOME TAX EXPENSE                                          1,543
                INTEREST EXPENSE                                                                   3,997

          TO RECORD THE PRO FORMA REDUCTION OF INTEREST EXPENSE ON THE NET CASH RECEIVED FROM THE
          SALE OF RAPIDFORMS AND ITS SUBSIDIARIES



                              CSS INDUSTRIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                                            CSS                   PRO                    PRO
                                                         INDUSTRIES              FORMA                  FORMA
                                                            INC.               ADJUSTMENTS             COMBINED
                                                         ---------             -----------             --------

SALES                                                    $243,606               ($57,266)(A)          $186,340

COSTS AND EXPENSES:
 COST OF SALES                                            149,655                (24,853)(A)           124,802

 SELLING, GENERAL AND ADMINISTRATIVE                       77,499                (26,271)(A)            51,228

 INTEREST EXPENSE, NET                                      4,629                    (47)(A)             1,711
                                                                                  (2,871)(B)
 RENTAL AND OTHER INCOME, NET                              (1,081)                   558 (A)              (523)
                                                         --------               --------              --------
INCOME BEFORE TAXES
 AND MINORITY INTEREST                                     12,904                 (3,782)                9,122

INCOME TAXES                                                4,874                 (2,339)(A)             3,619
                                                                                   1,084 (B)
                                                         --------               --------              --------
INCOME BEFORE MINORITY
 INTEREST                                                   8,030                 (2,527)                5,503

MINORITY INTEREST IN
 INCOME OF SUBSIDIARIES                                       405                   (405)                    0
                                                         --------               --------              --------
NET INCOME FROM CONTINUING
 OPERATIONS                                                $7,625                ($2,122)               $5,503
                                                         ========               ========              ========
NET INCOME FROM CONTINUING
 OPERATIONS PER COMMON SHARE:

PRIMARY                                                     $0.67                 ($0.19)                $0.48
                                                         ========               ========              ========
FULLY DILUTED                                               $0.66                 ($0.18)                $0.48
                                                         ========               ========              ========

                              CSS INDUSTRIES, INC.
                              PRO FORMA ADJUSTMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)



                                                                    DR                         CR
                                                                  -------                   -------

(A)     SALES                                                      57,266
        RENTAL EXPENSE                                                558
              INTEREST EXPENSE                                                                     47
              COST OF SALES                                                                    24,853
              S, G & A EXPENSES                                                                26,271
              INCOME TAX EXPENSE                                                                2,339
              MINORITY EXPENSE                                                                    405
              BALANCE SHEET                                                                     3,909

        TO REMOVE THE EFFECTS OF RAPIDFORMS AND ITS SUBSIDIARIES FROM THE CONSOLIDATED STATEMENT OF
        OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


(B)     BALANCE SHEET                                               1,787
        INCOME TAX EXPENSE                                          1,084
             INTEREST EXPENSE                                                                   2,871

        TO RECORD THE PRO FORMA REDUCTION OF INTEREST EXPENSE ON THE NET CASH RECEIVED FROM THE
        SALE OF RAPIDFORMS AND ITS SUBSIDIARIES


                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CSS INDUSTRIES, INC.
                                 (Registrant)


                             By:  /s/ James G. Baxter
                                 --------------------------------------------
                                 James G. Baxter
                                 Chief Financial Officer and President of the
                                 Company's Consumer Products Group



Dated:  January 7, 1998

                                  Exhibit Index
                                  -------------


  Exhibit
  -------

Exhibit 2.1      Stock Purchase Agreement dated December 5, 1997

                                                                    Exhibit 2.1
                                                                    ===========




================================================================================




                            STOCK PURCHASE AGREEMENT



                                     BETWEEN


                       NEW ENGLAND BUSINESS SERVICE, INC.


                                       AND


                              CSS INDUSTRIES, INC.


                                December 5, 1997




================================================================================

                            STOCK PURCHASE AGREEMENT


         This Agreement is entered into on December 5, 1997, by and among NEW ENGLAND BUSINESS SERVICE, INC., a Delaware corporation (the "Buyer"), and CSS INDUSTRIES, INC., a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Seller owns all of the outstanding Class A Common Stock of Rapidforms, Inc., a New Jersey corporation ("Rapidforms"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of Rapidforms in return for cash.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For the purposes of this Agreement, the following words and phrases, when used herein, shall have the meanings specified or referred to below:

         "Adjusted Net Equity" has the meaning set forth in Section 2.05(c) below.

         "Adverse Consequences" means all actions, suits, proceedings, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, determined after taking into effect all proceeds of insurance; provided that Adverse Consequences shall not include any damages which were not, at the time of the breach, reasonably foreseeable as a probable result of such breach.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss. 1504 or any similar group defined under a similar provision of state, local or foreign law, of which Rapidforms or any of its Subsidiaries is a member.

         "Andersen" has the meaning set forth in Section 2.05(a) below.

         "Business Day" means any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

         "Buyer" has the meaning set forth in the preface above.

         "Class A Common Stock" means the Class A common stock of Rapidforms, $.01 par value per share.

         "Class B Common Stock" means the Class B common stock of Rapidforms, $.01 par value per share.

         "Closing" has the meaning set forth in Section 2.03 below.

         "Closing Balance Sheet" has the meaning set forth in Section 2.05(a) below.

         "Closing Date" has the meaning set forth in Section 2.03 below.

         "Closing Financial Statements" has the meaning set forth in Section 2.05(a) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any confidential or proprietary information concerning the businesses and affairs of Rapidforms and its Subsidiaries that is not already generally available to the public.

         "Controlled Group of Corporations" has the meaning set forth in Code ss 1563.

         "Disclosure Schedule" has the meaning set forth in Section 3.01 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss. 3(1).

         "Encumbrances" has the meaning set forth in Section 3.01(e) below.

         "Environmental, Health, and Safety Laws" means all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees and rulings thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Extremely Hazardous Substance" has the meaning set forth in ss. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA ss. 3(21).

         "Final Auditor" has the meaning set forth in Section 2.05(a) below.

         "Final Determination" means Adjusted Net Equity as agreed to by the parties, or as determined by the Final Auditor, in accordance with Section 2.05(a) below.

         "Financial Statements" has the meaning set forth in Section 4.07 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 8.04 below.

         "Indemnifying Party" has the meaning set forth in Section 8.04 below.

         "Initial Purchase Price" has the meaning set forth in Section 2.02 below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "July 31, 1997 Balance Sheet" has the meaning set forth in Section 2.05
(a).

         "July 31, 1997 Financial Statements" has the meaning set forth in
Section 4.07 below.

         "Knowledge" means actual knowledge of the person without any implied duty of investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Material Adverse Effect" means a material adverse effect on the business or financial condition of Rapidforms and its Subsidiaries taken as a whole.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section
4.07 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section
4.07 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section
4.07 below.

         "Multiemployer Plan" has the meaning set forth in ERISA ss. 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA ss. 406 and Code ss. 4975, but excludes any transaction so described which is exempt from the prohibitions of ERISA pursuant to ERISA ss. 408 and the excise taxes of Code ss. 4975 pursuant to Code ss. 4975.

         "Purchase Price" means the amount as finally determined pursuant to
Section 2.05(b) below.

         "Rapidforms" has the meaning set forth in the preface above.

         "Rapidforms Share" means any share of the Class A Common Stock and the Class B Common Stock.

         "Reportable Event" has the meaning set forth in ERISA ss. 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Seller's Knowledge" means the Knowledge of any of the following individuals: Jack Farber, James G. Baxter, Clifford E. Pietrafitta, Stephen V. Dubin, Edward D. Muir, Richard T. Riley, Mathias J. Barton, E. Michael Wooten, and Victor Pizzuto.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8.04 below.

         "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101-2109, and related regulations.

                                   ARTICLE II

                     PURCHASE AND SALE OF RAPIDFORMS SHARES

         2.01 Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Rapidforms Shares then issued and outstanding on the Closing Date, free and clear of any and all Encumbrances, for the consideration specified below in this Article II.

         2.02 Initial Purchase Price. The Buyer agrees to pay to the Seller at the Closing Eighty Million Dollars ($80,000,000.00) (the "Initial Purchase Price") by wire transfer of immediately available funds, as directed by the Seller at least one Business Day prior to Closing.

         2.03 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hill & Barlow, a Professional Corporation, in

Boston, Massachusetts, commencing at 10:00 a.m. local time on December 23, 1997 or the Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date unless the Closing is December 31, 1997, in which case the Closing shall be effective as of the close of business on the Closing Date.

         2.04 Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7.01 below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7.02 below, (iii) the Seller will deliver to the Buyer stock certificates representing all the Rapidforms Shares issued and outstanding on the Closing Date, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in
Section 2.02 above.

         2.05     Adjustments to Initial Purchase Price.

                  (a) Following the Closing Date, the Seller and the Buyer shall jointly engage Arthur Andersen LLP ("Andersen"), but at the Seller's expense, to perform an audit of Rapidforms' consolidated financial statements for the period ended on the Closing Date (the "Closing Financial Statements"). In order to complete such audit, Buyer, Rapidforms and its Subsidiaries shall provide full cooperation to Seller and Andersen, including, without limitation, making available and providing reasonable access to the premises, books and records and employees of Rapidforms and its Subsidiaries, and executing customary accountant representation letters. Following the completion of such audit, which Seller and Andersen shall use their respective commercially reasonable efforts to complete within 45 calendar days after the Closing Date, the Seller shall deliver to the Buyer a true and complete copy of such Closing Financial Statements, including a balance sheet (the "Closing Balance Sheet") prepared in accordance with GAAP (excluding footnote requirements) reflecting consistent methodology and practices regarding the establishment of balance sheet reserves and liabilities and in a manner consistent with the July 31, 1997 balance sheet of Rapidforms (included on Exhibit A hereto) (the "July 31, 1997 Balance Sheet"), together with a schedule computing Rapidforms' Adjusted Net Equity (as defined below) based upon the Closing Balance Sheet. It is understood that in the preparation of the Closing Balance Sheet, the Seller may adjust reserves and accruals included in the July 31, 1997 Balance Sheet in conformity with GAAP and Rapidforms' historic methodology. The Seller shall permit the Buyer to review all work papers and computations used by Andersen in auditing such Closing Financial Statements. Within fifteen (15) calendar days following the date of delivery of such Closing Financial Statements to the Buyer, the Buyer shall either accept the Closing Balance Sheet and Rapidforms' Adjusted Net Equity based thereon or propose adjustments thereto. In the event the Buyer and the Seller fail to agree on all of the Buyer's proposed adjustments within ten (10) calendar days following the date of delivery by the Buyer of notice of such proposed adjustments, the parties shall request Price Waterhouse LLP or, in the event that such firm is unavailable to accept this assignment, such other recognized firm of auditors as the parties mutually agree (the "Final Auditor") to prepare and deliver to the Buyer and the Seller (i) a final Closing Balance Sheet in accordance with the terms hereof, adjusting only items in dispute between the Buyer and the Seller, and
         (ii) a final determination of the Adjusted Net Equity of Rapidforms on the Closing Date as reflected in such final Closing Balance Sheet (the "Final Determination"), which Final Determination shall be binding upon the Buyer and the Seller. The services of the Final Auditor shall be paid for equally by the Buyer and the Seller.

                  (b) Upon a Final Determination, the Initial Purchase Price shall thereupon be reduced or increased dollar for dollar to the extent that the sum of the Adjusted Net Equity of Rapidforms on the Closing Date as so finally determined plus $919,519 is less or more than Rapidforms' Adjusted Net Equity on July 31, 1997. Within five (5) Business Days after the Final Determination is made: (i) to the extent that Rapidforms' Adjusted Net Equity on the Closing Date plus $919,519 is less than Rapidforms' Adjusted Net Equity on July 31, 1997, the Seller shall remit to the Buyer the amount of such deficiency; or (ii) to the extent that Rapidforms' Adjusted Net Equity on the Closing Date plus $919,519 is more than Rapidforms' Adjusted Net Equity on July 31, 1997, the Buyer shall remit to the Seller the amount of such excess. Any such payment shall be made by wire transfer in immediately available funds to a bank account designated in writing by the Buyer or the Seller, as the case may be. If the Final Determination has not been made on or before March 15, 1998, Buyer shall pay Seller $919,519 for payment of income Taxes, and the amount of any remittance under clauses
         (i) and (ii) of this Section

         2.05(b) shall be the amount by which Rapidforms' Adjusted Net Equity on the Closing Date is more or less than its Adjusted Net Equity on July 31, 1997.

                  (c) For purposes of this Section 2.05, "Adjusted Net Equity" shall mean the sum of (i) total shareholders' investment, (ii) payables to Affiliates (including income taxes payable and deferred tax liabilities) and (iii) minority interest, less the sum of (i) receivables from Affiliates (including income tax assets and deferred tax assets) and (ii) the original cost of goodwill and other intangibles, where all such terms refer to amounts categorized and determined consistently with Rapidforms' July 31, 1997 Balance Sheet (included as Exhibit A hereto).

     2.06 Intercompany Obligations. Upon consummation of the Closing, all payables to Affiliates and receivables from Affiliates, including without limitation with respect to income tax obligations, of or to Rapidforms, to or for the benefit of Seller and its Affiliates other than Rapidforms and its Subsidiaries, shall be cancelled and of no further force and effect, except (i) workers compensation liabilities to Seller, (ii) liabilities incurred by Seller from third parties for services provided directly to and for the benefit of Rapidforms and its Subsidiaries prior to the Closing in the Ordinary Course of Business and (iii) as otherwise set forth in this Agreement. Rapidforms and its Subsidiaries are not obligated to continue any such services referred to in clause (ii) above, and shall not be liable for any fees or penalties assessed in connection with the termination of such services.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION
           ---------------------------------------------------------

     3.01 Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3.01 are correct as of the date of this Agreement and will be correct in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.01), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections corresponding to the lettered and numbered sections in this Agreement which require the disclosure. Any matter disclosed in one section of the Disclosure Schedule may be cross-referenced in other sections of the Disclosure Schedule, and shall be deemed disclosed for all purposes of the Disclosure Schedule to the extent this Agreement requires such disclosure and to the extent the relevance and significance of such disclosure is evident from such disclosure or cross-reference.

                  (a) Organization. The Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than under the Hart-Scott-Rodino Act.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or any provision of its charter or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

                  (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (e) Rapidforms Shares. Each Person holds of record (and, to the Seller's Knowledge, owns beneficially) the number of Rapidforms Shares set forth next to its name in Section 4.02 of the Disclosure Schedule. The Rapidforms Shares owned by the Seller are owned, and to the Seller's Knowledge, the Rapidforms Shares owned by the other holders are owned, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands or other encumbrances, other than encumbrances with respect to Taxes not yet due and payable ("Encumbrances"). No such Person is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Rapidforms.

     3.02 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 3.02 are correct as of the date of this Agreement and will be correct in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.02).

                  (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than under the Hart-Scott-Rodino Act.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (e) Investment. The Buyer is acquiring the Rapidforms Shares for investment and is not acquiring the Rapidforms Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, unless in compliance with applicable securities law.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                   CONCERNING RAPIDFORMS AND ITS SUBSIDIARIES

     The Seller represents and warrants to the Buyer that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Disclosure Schedule (organized and cross-referenced as described in Section 3.01 above).

     4.01 Organization, Qualification, and Corporate Power. Each of Rapidforms and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Rapidforms and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required (except where failure so to qualify would not result in a Material Adverse Effect) and each such jurisdiction is identified in Section 4.01 of the Disclosure Schedule. Each of Rapidforms and its Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4.01 of the Disclosure Schedule lists the directors and officers of each of Rapidforms and its Subsidiaries. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of each of Rapidforms and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Rapidforms and its Subsidiaries are correct and complete in all material respects. None of Rapidforms and its Subsidiaries is, in any material respect, in default under or in violation of any provision of its charter or bylaws.

     4.02 Capitalization. The entire authorized capital stock of Rapidforms consists of 4,000,000 Rapidforms shares, 1,000,000 of which are preferred and 3,000,000 of which are common. On the date hereof, 818,500 shares of Class A Common Stock and 72,625 shares of Class B Common Stock are issued and outstanding and 109,750 Rapidforms Shares are held in treasury, and 818,500 shares of Class A Common Stock and no shares of Class B Common Stock will be issued and outstanding and 182,375 shares will be held in treasury as of the Closing Date. All of the issued and outstanding Rapidforms Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective stockholders as set forth in Section 4.02 of the Disclosure Schedule. As of the Closing Date, there shall be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Rapidforms or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. As of the Closing Date, there shall be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Rapidforms or its Subsidiaries.

     4.03 Noncontravention. Neither the execution and the delivery of this Agreement, nor, upon and subject to compliance with the Hart-Scott-Rodino Act, the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Rapidforms and its Subsidiaries is subject or any provision of the charter or bylaws of any of Rapidforms and its Subsidiaries or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which any of Rapidforms and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Rapidforms and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than under the Hart-Scott-Rodino Act.

     4.04 Brokers' Fees. None of Rapidforms and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     4.05 Title to Assets. Rapidforms and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets reflected on the Most Recent Balance Sheet (including such items as have been fully expensed) or acquired after the date thereof (other than real property, which is covered in Section 4.12), free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     4.06 Subsidiaries. Section 4.06 of the Disclosure Schedule sets forth for each Subsidiary of Rapidforms (i) its name and jurisdiction of incorporation,
(ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) as of the date hereof, the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) as of the date hereof, the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Rapidforms have been duly authorized and are validly issued, fully paid, and nonassessable. With respect to all shares shown in
Section 4.06 of the Disclosure Schedule as owned by Rapidforms or a Subsidiary of Rapidforms, such shares are held of record and owned beneficially by such entity, free and clear of any Encumbrances. As of the Closing Date, there shall be no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Rapidforms and its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its own capital stock. As of the Closing Date, there shall be no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Rapidforms. As of the Closing Date, there shall be no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Rapidforms. None of Rapidforms and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Rapidforms.

     4.07 Financial Statements. The following financial statements have been delivered to the Buyer (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, shareholders' investment and cash flows as of and for the fiscal year ended December 31, 1996 (the "Most Recent Fiscal Year End") for Rapidforms and its Subsidiaries; (ii) unaudited consolidated and consolidating balance sheets and statements of income, shareholders' investment and cash flows (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1997 (the "Most Recent Fiscal Month End") for Rapidforms and its Subsidiaries; and (iii) the unaudited consolidated and consolidating balance sheets for the seven months ended July 31, 1997 for Rapidforms and its Subsidiaries (the "July 31, 1997 Financial Statements"). The Financial Statements (including the notes thereto with respect to the Most Recent Fiscal Year End) present fairly, in all material respects, the financial position of Rapidforms and its Subsidiaries as of such dates and the results of operations of Rapidforms and its Subsidiaries for such periods in conformity with GAAP; provided, however, that the Most Recent Financial Statements and the July 31, 1997 Financial Statements are subject to normal year-end adjustments (which will not, as they relate to periods prior to September 30, 1997, be material individually or in the aggregate) and lack footnotes and other presentation items.

     4.08 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect. Since that date:

                  (a) none of Rapidforms and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than (i) in the Ordinary Course of Business, (ii) where any such transaction was with an Affiliate of Rapidforms or its Subsidiaries, for a fair consideration, and (iii) immaterial transactions;

                  (b) none of Rapidforms and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $250,000 or outside the Ordinary Course of Business;

                  (c) no party (including any of Rapidforms and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 to which any of Rapidforms and its Subsidiaries is a party or by which any of them is bound;

                  (d) none of Rapidforms and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of Rapidforms and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $500,000 or outside the Ordinary Course of Business;

                  (f) none of Rapidforms and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the Ordinary Course of Business;

                  (g) none of Rapidforms and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $100,000 in the aggregate;

                  (h) none of Rapidforms and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) none of Rapidforms and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the Ordinary Course of Business;

                  (j) none of Rapidforms and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property, other than in the Ordinary Course of Business;

                  (k) there has been no change made or authorized in the charter or bylaws of any of Rapidforms and its Subsidiaries;

                  (l) none of Rapidforms and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than pursuant to options granted prior to the date hereof under the existing stock option plans of Rapidforms or its Subsidiaries, as described in Section 4.24 of the Disclosure Schedule;

                  (m) none of Rapidforms and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, except for the acquisition of minority interests in Rapidforms and certain of its Subsidiaries;

                  (n) none of Rapidforms and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (o) none of Rapidforms and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) none of Rapidforms and its Subsidiaries has entered into any employment contract written or oral, or collective bargaining agreement, which is not terminable by Rapidforms and its Subsidiaries at will and without additional payments by Rapidforms or its Subsidiaries, or modified the terms of any existing such contract or agreement;

                  (q) none of Rapidforms and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (r) none of Rapidforms and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (s) none of Rapidforms and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (t) none of Rapidforms and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (u) to the Seller's Knowledge, except as expressly contemplated by this Agreement or the Disclosure Schedule, there has not been any other material occurrence, event, incident, action, failure to act or transaction, outside the Ordinary Course of Business, involving any of Rapidforms and its Subsidiaries; and

                  (v) none of Rapidforms and its Subsidiaries has committed to any of the foregoing.

     4.09 Undisclosed Liabilities. To Seller's Knowledge, none of Rapidforms and its Subsidiaries has any material Liability except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet, (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business and (iii) Liabilities otherwise disclosed in this Agreement or the Disclosure Schedule.

     4.10 Legal Compliance. Each of Rapidforms and its Subsidiaries has complied in all material respects with all applicable laws currently in effect (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and neither the Seller nor Rapidforms or any of its Subsidiaries has received notice that any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     4.11     Tax Matters.

                  (a) Each of Rapidforms and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of Rapidforms and its Subsidiaries (whether or not shown on any Tax Return) have been paid or accrued. None of Rapidforms and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Rapidforms and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Rapidforms and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Each of Rapidforms and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) There is no dispute or claim concerning any Tax liability of any of Rapidforms or its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) otherwise to Seller's Knowledge.
         Section 4.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of

         Rapidforms and its Subsidiaries for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of the relevant portions of all federal income Tax Returns of the Seller for taxable periods ended after December 31, 1992, examination reports, and statements of deficiencies assessed against or agreed to by any of Rapidforms and its Subsidiaries since December 31, 1992.

                  (d) None of Rapidforms or its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any Affiliated Group waived any such statute of limitations or agreed to any such extension of time in respect of income Taxes for any taxable period during which any of Rapidforms or its Subsidiaries was a member of the Affiliated Group.

                  (e) None of Rapidforms and its Subsidiaries has filed a consent under Code ss. 341(f) concerning collapsible corporations. None of Rapidforms and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss. 280G. None of Rapidforms and its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii).

                  (f) Each of Rapidforms and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that are reasonably likely to give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6662. None of Rapidforms and its Subsidiaries is a party to any written Tax allocation or sharing agreement which will not be terminated prior to the Closing. Neither Rapidforms nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is the Seller, or (B) has any Liability for the Taxes of any Person (other than any of Rapidforms and its Subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (g) The unpaid Taxes of Rapidforms and its Subsidiaries as a whole (A) did not, as of the Most Recent Fiscal Month End, exceed the reserves for Tax liabilities as a whole (including reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Rapidforms and its Subsidiaries in filing their Tax Returns.

     4.12     Real Property.

                  (a) Section 4.12(a) of the Disclosure Schedule lists and describes briefly all real property that any of Rapidforms and its Subsidiaries owns. With respect to each such parcel of owned real property:

                           (i) the identified owner has good and marketable
                  title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, subject to installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions (recorded or unrecorded) which do not impair the current use, occupancy, or value of the property subject thereto;

                           (ii) there are no pending or, to the Seller's
                  Knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or the value thereof;

                           (iii) the legal description for the parcel contained
                  in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (iv) all facilities have been operated and maintained
                  in all material respects in accordance with applicable laws, rules, and regulations and, to the Seller's Knowledge, Rapidforms and its Subsidiaries have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof;

                           (v) to the Seller's Knowledge, there are no material
                  leases, subleases, licenses, or other agreements, written or oral, granting to any party or parties (other than Rapidforms and its Subsidiaries) the right of use or occupancy of any portion of the parcel of real property;

                           (vi) there are no outstanding options or rights of
                  first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                           (vii) there are no parties (other than Rapidforms and
                  its Subsidiaries) in possession of any parcel of real property, other than tenants under any leases disclosed in
                  Section 4.12(a) of the Disclosure Schedule who are in possession of space to which they are entitled; and

                           (viii) all facilities located on each parcel of real
                  property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel of real property.

                  (b) Section 4.12(b) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of Rapidforms and its Subsidiaries. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in
         Section 4.12(b) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4.12(b) of the Disclosure Schedule:

                           (i) the lease or sublease is legal, valid and binding
                  against Rapidforms and its Subsidiaries, and, to Seller's Knowledge, against any third parties thereto, and is in full force and effect;

                           (ii) the lease or sublease will continue to be legal,
                  valid and binding against Rapidforms and its Subsidiaries, and, to Seller's Knowledge, against any third parties thereto, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) neither any of Rapidforms or its Subsidiaries
                  nor, to the Seller's Knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) neither any of Rapidforms or its Subsidiaries
                  nor, to the Seller's Knowledge, any other party to the lease or sublease has repudiated any provision thereof;

                           (v) there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;

                           (vi) with respect to each sublease, the
                  representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease; and

                           (vii) none of Rapidforms and its Subsidiaries has
                  assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

     4.13     Intellectual Property.
              ----------------------

                  (a) Except where failure to do so would not result, either individually or in the aggregate, in a Material Adverse Effect (i) Rapidforms and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Rapidforms and its Subsidiaries as presently conducted, (ii) each item of Intellectual Property owned or used by any of Rapidforms and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by Rapidforms or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder, and
         (iii) each of Rapidforms and its Subsidiaries has taken commercially reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) Neither the Seller, Rapidforms or any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, nor, to Seller's Knowledge, received any charge, complaint, claim, demand, or notice, as to which there has been correspondence or discussion with or from any such third party or its representative in the past two years and which has not been finally resolved, alleging any interference, infringement, misappropriation, or violation of Intellectual Property rights of third parties (including any claim that any of Rapidforms and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party) relating to Intellectual Property being used by Rapidforms and its Subsidiaries. To Seller's Knowledge, no third party is currently interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intellectual Property rights of any of Rapidforms and its Subsidiaries.

                  (c) Section 4.13(c) of the Disclosure Schedule identifies each domestic and, to Seller's Knowledge after reasonable investigation (which shall not require a country-by-country search), foreign patent, copyright and trademark registration which has been issued to any of Rapidforms and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent, copyright or trademark application which any of Rapidforms and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of Rapidforms and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer a correct and complete list of all such patents, trademark or copyright registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation within the Seller's possession or control evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified in Section 4.13(c) of the Disclosure Schedule (including, for this purpose, each foreign patent, copyright and trademark registration not within Seller's Knowledge, but with respect to the pending patent identified in Section 4.13(c) of the Disclosure Schedule, only to Seller's Knowledge) and, as to clauses (ii) and (iii) only, with respect to each material trade name or unregistered trademark currently used by any of Rapidforms and its Subsidiaries in connection with any of its businesses:

                           (i) Rapidforms and its Subsidiaries possess all
                  right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (ii) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge; and

                           (iii) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Seller's Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

                  (d) Section 4.13(d) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of Rapidforms and its Subsidiaries currently uses in its business pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.13(d) of the Disclosure Schedule:

                           (i) the license, sublicense, agreement, or permission
                  covering the item is legal, valid and binding against Rapidforms and its Subsidiaries, and, to Seller's Knowledge, against any third parties thereto, and is in full force and effect;

                           (ii) the license, sublicense, agreement, or
                  permission will continue to be legal, valid and binding against Rapidforms and its Subsidiaries, and, to Seller's Knowledge, against any third parties thereto, and will continue to be in full force and effect on identical terms following the Closing;

                           (iii) neither Rapidforms or its Subsidiaries nor, to
                  Seller's Knowledge, any other party to the license, sublicense, agreement, or permission is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) to Seller's Knowledge, no other party to the
                  license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (v) with respect to each sublicense, to Seller's
                  Knowledge, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) to Seller's Knowledge, the underlying item of
                  Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to Seller's Knowledge, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (viii) none of Rapidforms and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     4.14 Tangible Assets. Rapidforms and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets presently used for the conduct of their businesses. To the Seller's Knowledge, each such tangible asset is in reasonably good operating condition and repair (subject to normal wear and tear).

     4.15 Inventory. The inventory of Rapidforms and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods reasonably expected to be used in the Ordinary Course of Business, subject only to the reserve for inventory write-down as reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP.

     4.16 Contracts. Section 4.16 of the Disclosure Schedule lists the following contracts and other agreements to which any of Rapidforms and its Subsidiaries is a party, all as are currently in effect:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase by Rapidforms and its Subsidiaries of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services to Rapidforms and its Subsidiaries, the performance of which will extend over a period of more than one year, or involve consideration in excess of $250,000, and any sales contract for the products sold by Rapidforms and its Subsidiaries that management reasonably believes will involve sales in 1997 of greater than $500,000;

                  (c) any partnership or joint venture agreement in which Rapidforms or any of its Subsidiaries is a partner or joint venturer;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any agreement restricting the ability of Rapidforms and its Subsidiaries to compete in any business or line of business;

                  (f) any agreement with the Seller or any of its Affiliates (other than Rapidforms and its Subsidiaries), except agreements in respect of minority interests in Rapidforms or its Subsidiaries that will be terminated at or before the Closing;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, bonus or other plan or arrangement for the benefit of its current or former directors, officers, and employees, except agreements in respect of minority interests in Rapidforms or its Subsidiaries that will be terminated at or before the Closing;

                  (h) any collective bargaining agreement;

                  (i) any written agreement or to the Seller's Knowledge, any other agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits, in each case, which are not terminable or amendable by Rapidforms or its Subsidiaries at will without further payments by Rapidforms or its Subsidiaries;

                  (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (k) any agreement under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect;

                  (l) all contracts to which the Seller or its Affiliate (other than Rapidforms or its Subsidiaries) is a party and which provide a material benefit to Rapidforms or its Subsidiaries; or

                  (m) any other agreement that is not of a type listed above, the performance of which involves consideration in excess of $250,000 per year.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4.16 of the Disclosure Schedule (as amended to date). With respect to each such agreement: (i) the agreement is legal, valid and binding against Rapidforms and its Subsidiaries and, to Seller's Knowledge, against any third parties thereto, and is in full force and effect; (ii) the agreement will continue to be legal, valid and binding against Rapidforms and its Subsidiaries and, to Seller's Knowledge, against any third parties thereto, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither Seller, Rapidforms or its Subsidiaries nor, to Seller's Knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

     4.17 Notes and Accounts Receivable. All notes and accounts receivable of Rapidforms and its Subsidiaries are reflected properly on their books and records, and are receivables incurred in the Ordinary Course of Business, subject only to the reserves for bad debts and returns and allowances reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP.

     4.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Rapidforms and its Subsidiaries.

     4.19 Insurance. Section 4.19 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of Rapidforms and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage since January 1, 1993 (unless a different date is specified):

                  (a) the name, address, and telephone number of the agent since January 1, 1985;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the general type of coverage (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including any deductibles and ceilings) of coverage; and

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid and binding in favor of Rapidforms and its Subsidiaries and, to Seller's Knowledge, against any third parties thereto, and is in full force and effect; (ii) the policy will continue to be legal, valid and binding against Rapidforms and its Subsidiaries and, to Seller's Knowledge, against any third parties thereto, will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby, and will provide coverage to Rapidforms and its Subsidiaries following the Closing Date for claims relating to the period prior to the Closing Date (subject, however, to the terms and conditions contained in such policies); (iii) neither any of the Seller, Rapidforms and its Subsidiaries nor, to Seller's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) neither any of the Seller, Rapidforms or its Subsidiaries nor, to the Seller's Knowledge, any other party to the policy has repudiated any provision thereof.
Section 4.19 of the Disclosure Schedule describes any self-insurance arrangements affecting any of Rapidforms and its Subsidiaries.

     4.20 Litigation. Section 4.20 of the Disclosure Schedule sets forth each instance in which any of Rapidforms and its Subsidiaries (a) is currently subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to Seller's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section
4.20 of the Disclosure Schedule would reasonably be expected to result in a Material Adverse Effect.

     4.21 Product Warranty. To Seller's Knowledge, each product manufactured, sold, leased, or delivered by any of Rapidforms and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of Rapidforms and its Subsidiaries has any Liability for replacement or repair thereof or other damages in connection therewith, subject only to any applicable reserve reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Rapidforms and its Subsidiaries. Copies of the standard terms and conditions of sale for each of Rapidforms and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions for each of Rapidforms and its Subsidiaries) have been made available to Buyer.

     4.22 Product Liability. To the Seller's Knowledge, none of Rapidforms and its Subsidiaries has any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of Rapidforms and its Subsidiaries prior to the Closing Date.

     4.23 Employees. To the Seller's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with any of Rapidforms and its Subsidiaries. Section 4.23 of the Disclosure Schedule sets forth any severance, bonus or other special arrangements between the Seller or Rapidforms and any of Rapidforms' employees which may create payment or employment obligations on the part of Rapidforms or the Buyer after the Closing Date. None of Rapidforms and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, material grievances as to which a written record exists, written claims of unfair labor practices, or other collective bargaining disputes that, to Seller's Knowledge, have not been resolved. To Seller's Knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of any of Rapidforms and its Subsidiaries.

     4.24 Employee Benefits.

                  (a) Section 4.24 of the Disclosure Schedule lists each Employee Benefit Plan that any of Rapidforms and its Subsidiaries maintains or to which any of Rapidforms and its Subsidiaries contributes.

                           (i) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws (it being understood for purposes of determining liability under
                  Section 8.02 that any failure to so comply which results in monetary exposure shall be deemed to be material).

                           (ii) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code ss. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (iii) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Rapidforms and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (iv) Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss. 401(a).

                           (v) The Seller has delivered to the Buyer correct and
                  complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (b) With respect to each Employee Benefit Plan that any of Rapidforms, its Subsidiaries, and the Controlled Group of Corporations which includes Rapidforms and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (i) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Seller's Knowledge, threatened. To the Seller's Knowledge, there is no basis for any such action, suit, proceeding, hearing, or investigation.

                           (ii) None of Rapidforms and its Subsidiaries
                  sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to, or had any liability with respect to, any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

                  (c) None of Rapidforms, its Subsidiaries, and the other members of the Controlled Group of Corporations that includes Rapidforms and its Subsidiaries (i) contributes to, (ii) since January 1, 1986 has contributed to, or (iii) to Seller's Knowledge, ever has contributed to or ever has been required to contribute to, any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (d) None of Rapidforms and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any

         Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss. 4980B).

     4.25 Guaranties. None of Rapidforms and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person, other than of Rapidforms and its Subsidiaries.

     4.26 Environment, Health, and Safety.
          --------------------------------

                  (a) Each of Rapidforms, its Subsidiaries, and their respective predecessors and Affiliates has complied in all material respects with all applicable Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of Rapidforms, its Subsidiaries, and their respective predecessors and Affiliates has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which, to Seller's Knowledge, are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all applicable Environmental, Health, and Safety Laws.

                  (b) None of Rapidforms and its Subsidiaries has any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (c) To Seller's Knowledge, all properties and equipment used in the business of Rapidforms, its Subsidiaries, and their respective predecessors and Affiliates have been free of any asbestos which is friable or otherwise requires removal or notification of any hazard to any person, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     4.27 Certain Business Relationships with Rapidforms and Its Subsidiaries. None of the Seller and its Affiliates (except Rapidforms and its Subsidiaries) are involved in any business arrangement or relationship with any of Rapidforms and its Subsidiaries, the continuation of which is material to the business and operations of Rapidforms and its Subsidiaries, and none of the Seller and its Affiliates owns any asset, tangible or intangible, which is used in the business of any of Rapidforms and its Subsidiaries and is material to the business and operations of Rapidforms and its Subsidiaries.

     4.28 Disclosure. The representations and warranties contained in this
Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not materially misleading.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS
                              ---------------------

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     5.01 General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

     5.02 Notices and Consents. The Seller will cause each of Rapidforms and its Subsidiaries to give any required notices to third parties, and will cause each of Rapidforms and its Subsidiaries to use its commercially reasonable efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4.03 above. Each of the Parties will (and the Seller will cause each of Rapidforms and its Subsidiaries to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.01(b), Section 3.02(b), and Section 4.03 above. Without limiting the generality of the foregoing, each of the Parties will file (and the

Seller will cause each of Rapidforms and its Subsidiaries to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use commercially reasonable efforts to obtain (and the Seller will cause each of Rapidforms and its Subsidiaries to use its commercially reasonable efforts to obtain) an early termination of the applicable waiting period, and will make (and the Seller will cause each of Rapidforms and its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. In addition, and without limiting the generality of this
Section 5.02, the Seller will commence, or will cause Rapidforms to commence, to prepare any filings and to take any other actions required under the laws of New Jersey and other local law to obtain any necessary clearances and approvals with respect to the change of control of an entity which owns real property.

     5.03 Operation of Business. Without the prior written consent of the Buyer, and except as contemplated by this Agreement or the Disclosure Schedule, the Seller will not cause or permit any of Rapidforms and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, unless contemplated by this Agreement or the Disclosure Schedule, the Seller will not cause or permit any of Rapidforms and its Subsidiaries to engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.08 above.

     5.04 Preservation of Business. The Seller will cause each of Rapidforms and its Subsidiaries to use commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and material relationships with lessors, licensors, suppliers, customers, and employees.

     5.05 Full Access. Subject to reasonable prior notice and the confidentiality agreement between the parties, the Seller will permit, and the Seller will cause each of Rapidforms and its Subsidiaries to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Rapidforms and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Rapidforms and its Subsidiaries and to make copies, at its expense, of any such books, records, contracts and other documents.

     5.06 Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Article IV above. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Article III above. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, absent the written agreement of the other Party to do so.

     5.07 Exclusivity. The Seller will not (and the Seller will not cause or permit any of Rapidforms and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of Rapidforms and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any nonpublic information with respect to, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote its Rapidforms Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any bona fide proposal or offer with respect to any of the foregoing.

     5.08 Profit-Sharing Plans. Prior to the Closing Date, the Seller shall cause all profit-sharing contributions accruing in respect of the profit-sharing plans of Rapidforms or its Subsidiaries to Persons other than employees of Rapidforms and its Subsidiaries to become the obligations of a party or parties other than Rapidforms or its Subsidiaries, and to take any and all actions necessary to terminate the participation of such Persons in such plans on or prior to the Closing Date, including the distribution to an Affiliate plan of assets allocable to such Persons. In any event, neither the Buyer nor Rapidforms nor any of its Subsidiaries shall be liable for any such accrued contributions.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS
                             ----------------------

     The Parties agree as follows with respect to the period following the
Closing:

     6.01 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments, documents and assignments of contractual rights) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records, but providing access and copies to Seller, at Seller's expense, for bona fide business purposes arising from Seller's prior ownership of Rapidforms and its Subsidiaries), agreements, and financial data of any sort relating solely to Rapidforms and its Subsidiaries. The Seller shall provide access and copies to Buyer, at Buyer's expense, for bona fide business purposes arising from Buyer's ownership of Rapidforms and its Subsidiaries, to and of any Tax records in Seller's possession following the Closing.

     6.02 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of Rapidforms and its Subsidiaries, each of the other Parties will reasonably cooperate with him or it and its counsel in the contest or defense, make available their personnel, and provide such testimony and reasonable access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

     6.03 Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licenser, customer, supplier, or other business associate of any of Rapidforms and its Subsidiaries from maintaining the same business relationships with

Rapidforms and its Subsidiaries after the Closing as it maintained with Rapidforms and its Subsidiaries prior to the Closing.

     6.04 Confidentiality. For a period of four years from and after the Closing Date, the Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement and except to the extent the same is necessary to the Seller's other businesses, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession and which are not required to be retained by the Seller under commercially reasonable legal, financial and tax document retention policies of the Seller. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, if permitted by applicable law, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.04. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is compelled to disclose any Confidential Information to any tribunal or any such other Person or entity with the power to issue legal process, or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal or any such other Person or entity with the power to issue legal process.

     6.05 Covenant Not to Compete. For a period of two years from and after the Closing Date, the Seller shall not, directly or indirectly, alone or jointly with any other person, and whether as a shareholder, partner, agent or in any other capacity, without the prior written consent of the Buyer, carry on any business engaged in the direct mail marketing of stationery, business forms, checks, signage, Christmas cards and related business supplies through catalogues, flyers, or brochures to small businesses (except in the case of Christmas cards, ribbons, bows, tissue, calendars, gift tags and gift wrap, which may be sold to third party direct mail providers) in the United States, other than by holding as a passive investment shares or other securities in a company listed on a stock exchange representing (when aggregated with those held by each person connected with Seller and its Affiliates) less than 5% of the total outstanding shares of such company. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.05 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Notwithstanding the foregoing, this provision shall not prohibit or otherwise restrict (i) the direct or indirect activities of any business or entity that may after the Closing Date acquire a controlling interest in the Seller, or (ii) the operations of any business acquired by the Seller or it Subsidiaries after the Closing Date as long as the sale of business forms by mail is not the principal activity of such acquired business.

     6.06 Employment Matters. Following the Closing, the Buyer shall cause Rapidforms and its Subsidiaries to pay all salary, bonuses, severance and profit-sharing contributions accrued for employees of Rapidforms and its Subsidiaries on the Closing Balance Sheet in the Ordinary Course of Business. For a period of eighteen months following the Closing, the Buyer shall cause Rapidforms and its Subsidiaries to pay severance to terminated employees of Rapidforms and its Subsidiaries on the terms and in amounts no less than the amounts set forth on Exhibit D. In addition, certain officers of Rapidforms who currently drive company-owned automobiles shall, following the Closing, receive title to such automobiles without cost and, in connection with such receipt, (1) shall report such receipt as required by any applicable federal and state income tax laws and (2) shall be personally responsible for any state or federal income, excise or other taxes arising from the ownership of such automobile from and after the Closing Date.



                                   ARTICLE VII

                CONDITIONS TO OBLIGATION TO CLOSE of the Buyer to
                -------------------------------------------------

     7.01 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Section
         3.01 and Article IV above shall be true and correct in all material respects at and as of the Closing Date, as though made again at and as of such date;

                  (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, provided that any breach of the covenant contained in Section 5.03 with respect to Section 4.08(g) hereof shall be deemed to be material;

                  (c) Rapidforms and its Subsidiaries shall have procured all of the third party consents specified in Section 5.02 above, Rapidforms and its Subsidiaries shall have been released from any Liability with respect to any guaranties of obligations of the Seller and its Affiliates (other than Rapidforms and its Subsidiaries), and all employees of Rapidforms and its Subsidiaries shall have been released from any obligations to Seller and its Affiliates (other than Rapidforms and its Subsidiaries) in respect of noncompetition covenants;

                  (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own Rapidforms Shares and to control Rapidforms and its Subsidiaries, or
         (iv) have a Material Adverse Effect on the right of any of Rapidforms and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (e) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7.01(a) through (d) is satisfied in all respects, or which shall set forth any exceptions to such conditions, which may be waived by the Buyer;

                  (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, Rapidforms, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3.01(b), 3.02(b) and 4.03 above;

                  (g) the Seller and Rapidforms shall have obtained any and all clearances and approvals required for the transfer and conveyance of real property under all applicable New Jersey and other relevant laws.

                  (h) the Seller shall own all of Rapidforms' Shares, and Rapidforms shall own all shares of its Subsidiaries' stock, which are issued and outstanding, free and clear of all Encumbrances, and all options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar rights to acquire Rapidforms Shares and its Subsidiaries' shares (other than the Buyer's rights under this Agreement) shall have been terminated;

                  (i) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (j) the Buyer shall have received the resignations, effective as of the Closing, of the directors and officers of Rapidforms and its Subsidiaries who are specified in writing by the Buyer at least five Business Days prior to the Closing; and

                  (k) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Closing of the transaction by the Buyer shall be deemed a waiver of any condition specified in this Section 7.01 which has not been satisfied.

     7.02 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Section
         3.02 above shall be true and correct in all material respects at and as of the Closing Date as though made again at and as of such date;

                  (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (d) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7.02(a) through (c) is satisfied in all respects;

                  (e) all applicable waiting periods (and any extensions thereof) under the Hart- Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, Rapidforms, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3.01(b), 3.02(b), and 4.03 above, provided that the Seller shall not be required to guaranty any post-closing obligations of Rapidforms relating to any remediation agreement with the New Jersey Department of Environmental Protection described in Section 8.02(b) below, nor need any accrual in respect of such matter be recorded in the Closing Balance Sheet, and provided further that Seller shall notify Buyer prior to entering into any such remediation agreement;

                  (f) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to the Seller, and dated as of the Closing Date; and

                  (g) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Closing of the transaction by the Seller shall be deemed a waiver of any condition specified in this Section 7.02 which has not been satisfied.

                                  ARTICLE VIII

                     REMEDIES FOR BREACHES OF THIS AGREEMENT
                     ---------------------------------------

     8.01 Survival of Representations, Warranties and Covenants. All of the representations and warranties of the Seller contained in Sections 4.01 through
4.10 and Sections 4.12 through 4.28 shall survive the Closing hereunder and continue in full force and effect for a period of two years thereafter. All of the covenants contained in this Agreement and the representations and warranties contained in Article III and Section 4.11 of this Agreement shall survive the Closing and continue in full force and effect until the termination of the applicable statutes of limitations.

     8.02 Indemnification Provisions for Benefit of the Buyer. (a) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained herein, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 11.06 below within the applicable survival period pursuant to Section 8.01 above, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from the breach, provided, however, that the Seller shall not have any obligation to compensate the Buyer in respect of any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of the Seller, other than the representations and warranties contained in Section 4.11 above with respect to the federal and state income taxes of Rapidforms and its Subsidiaries, and other than intentional breaches of covenants, until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $2,000,000 aggregate deductible (determined, for the purpose of calculating the aggregate deductible amount only, after taking into account income Tax benefits available to the Buyer), at which point the Seller will be obligated to indemnify the Buyer from and against all Adverse Consequences in excess of that amount.

     (b) With particular reference to the Rapidforms property in Thorofare, New Jersey, the Seller agrees to reimburse the Buyer for one-half of all costs (including reasonable legal and consulting fees and remediation expenses incurred by Rapidforms) arising out of work performed under any remediation agreement between Rapidforms and the New Jersey Department of Environmental Protection which is required pursuant to ISRA in connection with this transaction. The portion of such costs borne by the Buyer or Rapidforms and not reimbursed by the Seller will reduce, dollar for dollar, the $2,000,000 aggregate deductible described in clause (a) above, after taking into account any income Tax benefits available to the Buyer as the result of such costs.

     (c) The Seller shall indemnify the Buyer, Rapidforms and its Subsidiaries for all Adverse Consequences arising out of any Stock Repurchase Agreement or Option Cancellation Agreement entered into by Rapidforms or any of its Subsidiaries prior to the Closing Date.

     8.03 Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 11.06 below within the applicable survival period pursuant to Section 8.01 above, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from the breach. In addition, the Buyer shall indemnify the Seller for any failure by Rapidforms or its Subsidiaries to comply with WARN or any state equivalent as a result of any actions taken by the Buyer, Rapidforms or its Subsidiaries following the Closing.

     8.04     Matters Involving Third Parties.
              --------------------------------

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing and shall provide all relevant information and documentation in the Indemnified Party's possession, except as may violate or abrogate the attorney-client privilege (provided, that if the Indemnifying Party assumes such defense, then all relevant information and documentation (including previously privileged information and documentation) shall be provided to counsel undertaking such defense at that time); provided, however, that no delay on the part of the Indemnified Party in notifying any indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 calendar days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences covered by the indemnification provisions set forth above that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (it being the understanding of the Parties that the Indemnified Party may take such actions as are reasonable in connection with its defense until it receives such notice from the Indemnifying Party), (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party; provided, however, that if the Indemnified Party is covered, in whole or in part, by an insurance policy with respect to any Third Party Claim, then the Indemnifying Party's defense against such Third Party Claim shall be limited or precluded as required by the terms of the applicable insurance policy.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.04(b) above, and subject to the provisions of any applicable insurance policies of the Indemnified Party, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 8.04(b) above is or becomes unsatisfied, or if otherwise required under the terms of any applicable insurance policy of the Indemnified Party, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) as and to the extent set forth in Section 8.02, (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in this Article VIII, and (iv) the Indemnifying Party has the right to participate in such defense and discussions as to settlement or entry of a judgment, at its own expense; provided, however, that if the Indemnified Party conducts the defense of a Third Party Claim, it shall not enter into a settlement with respect thereto without the Indemnifying Party's prior approval, which shall not be unreasonably withheld, and if such approval is not granted, the Indemnified Party shall adjudicate the Third Party Claim to a final conclusion.

     8.05 Purchase Price Adjustments. All indemnification payments under this
Article VIII shall be deemed adjustments to the Purchase Price and the Parties agree that they will not take any positions or other actions (including reporting adjustments on their applicable Tax Returns) inconsistent with this treatment. No Purchase Price adjustment pursuant to Section 2.05, however, will be subject to the provisions of Article VIII to the extent of the amount of such adjustment.

         8.06 Exclusive Remedy. Except as set forth in this Section 8.06, the indemnification provided in this Article VIII shall be the sole and exclusive remedy for any inaccuracy or breach of any representation, warranty or covenant made by any Party in this Agreement. Nothing herein shall limit any party's remedy for fraud or intentional breach of covenant. The indemnification obligations of the Seller shall in no event exceed the Purchase Price. The foregoing indemnification provisions are in addition to, and not in derogation of, any equitable remedy any Party may have for breach of any covenant. The Seller hereby agrees that it will not make any claim for indemnification against any of Rapidforms and its Subsidiaries by reason of the fact that it or any of its employees or agents was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                                   ARTICLE IX

                                   TAX MATTERS
                                   -----------

     The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

     9.01 Tax Sharing Agreements. Any Tax sharing agreement between the Seller and any of Rapidforms and its Subsidiaries is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

     9.02 Taxes of Other Persons. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences for tax periods ending on or before the Closing Date which the Buyer, Rapidforms or its Subsidiaries may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of Rapidforms and its Subsidiaries for Taxes of any Person other than any of Rapidforms and its Subsidiaries.

     9.03 Income Tax Returns for Period Through the Closing Date. The Seller will include the income of Rapidforms and its Subsidiaries on the Seller's consolidated federal income Tax Returns and any consolidated state and local income Tax Returns, as appropriate, for all periods through the Closing Date and pay any federal, state and local income Taxes attributable to such income. Rapidforms and its Subsidiaries will furnish Tax information to the Seller for inclusion in the Seller's consolidated federal income Tax Return and any consolidated state and local income Tax Returns, as appropriate, for the period which includes the Closing Date in accordance with Rapidforms' past custom and practice. The Seller shall also prepare all state income Tax Returns for all periods through the Closing Date, whether or not consolidated, of Rapidforms and its Subsidiaries, Buyer shall cause Rapidforms and its Subsidiaries to assist in the preparation, sign and file such Tax Returns as so prepared in a timely manner so as not to give rise to penalties and interest, and the Seller shall make all payments due in respect of such Tax Returns.

     9.04 Section 338(h)(10) Election. The Seller will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) with respect to the purchase and sale of the stock of Rapidforms hereunder. The Seller will pay any income Taxes attributable to the making of such election and will indemnify the Buyer, Rapidforms, and its Subsidiaries against any Adverse Consequences arising out of any failure to pay such tax. The Seller will also pay any state, local, or foreign income Tax (and indemnify the Buyer, Rapidforms, and its Subsidiaries against any Adverse Consequences arising out of any failure to pay such income
Tax) attributable to an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of Rapidforms hereunder.

     9.05 Other Tax Returns. The Buyer shall prepare or cause to be prepared and file or cause to be filed, in a timely manner so as not to give rise to penalties and interest, all Tax Returns for Rapidforms and its Subsidiaries not based upon income which are due to be filed after the Closing Date.

     9.06 [Intentionally Omitted]

     9.07     Cooperation on Tax Matters.
              ---------------------------

                  (a) The Buyer, Rapidforms and its Subsidiaries and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Rapidforms and its Subsidiaries and the Seller agree (i) to retain all books and records with respect to Tax matters pertinent to Rapidforms and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Rapidforms and its Subsidiaries or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

                  (b) the Buyer and the Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (c) the Buyer and the Seller further agree, upon request, to provide the other party with all information to the extent in such party's possession or control that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     9.08 Certain Taxes. All transfer, documentary, sales, use, stamp and registration Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp and registration Taxes. If required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     9.09 Allocation of Purchase Price. The Buyer and Seller shall negotiate in good faith an allocation of the Purchase Price in accordance with Treas. Reg. ss. 1.338(b)-2T and 3T with reference to an appraisal obtained by the Buyer from a nationally recognized appraisal firm, the cost of the appraisal to be paid by the Buyer, which appraisal shall not be binding on the parties. Each of the Buyer and Seller shall provide prior written notice to the other if such party plans to file any Tax Returns on which it takes any position inconsistent with the allocation set forth in the appraisal described in the preceding sentence. The Buyer and the Seller, respectively, will notify each other as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority which affects the allocation.

                                    ARTICLE X

                                   TERMINATION
                                   -----------

     10.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

                  (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 1998, by reason of the failure of any condition precedent under Section 7.01 hereof; and

                  (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 1998, by reason of the failure of any condition precedent under Section 7.02 hereof.


     10.02 Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.01 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach). Without limitation of the foregoing, it is specifically understood that commercially reasonable efforts of Buyer and Seller to obtain any requisite authority, actions, consents or approvals of third parties shall not require either party to expend more than $250,000 in the aggregate, assume or agree to any material obligations or Liabilities, or otherwise agree to anything that could adversely impact Buyer's or Seller's remaining business or business prospects.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

     11.01 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns except as referred to in Section 6.06.

     11.02 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     11.03 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates but not without Seller's consent, which consent shall not be unreasonably withheld or delayed and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     11.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.05 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.06 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:          CSS Industries, Inc.
                                    1845 Walnut Street, Suite 800
                                    Philadelphia, PA 19103-4755
                                    Attention:  Stephen V. Dubin, Esq.
                                    Fax:  (215) 569-9979

         with a copy to:            Morgan, Lewis & Bockius, LLP
                                    2000 One Logan Square
                                    Philadelphia, PA 19103-6993
                                    Attention:  Steven M. Cohen, Esq.
                                    Fax:  (215) 963-5299

         If to the Buyer:           New England Business Service, Inc.
                                    500 Main Street
                                    Groton, MA  01471
                                    Attention:  John F. Fairbanks
                                    Fax:  (978) 448-3320

         with a copy to:            Hill & Barlow, a Professional Corporation
                                    One International Place
                                    Boston, MA  02110
                                    Attention:  Terrence W. Mahoney, Esq.
                                    Fax:  (617) 428-3500


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     11.07 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than The Commonwealth of Massachusetts.

     11.08 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.09 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.10 Expenses. Each of the Parties, Rapidforms, and its Subsidiaries will bear its own costs and expenses (including its legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of Rapidforms and its Subsidiaries has borne or will bear any of the Seller's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     11.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. With regard to all dates and time periods set forth in this Agreement, time is of the essence.

     11.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.13 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event the provisions of
Section 6.05 of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to seek an injunction or injunctions to enjoin breaches of the provisions of Section 6.05 and to enforce specifically Section 6.05 and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.14 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     11.14 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court in which jurisdiction over the parties is available (provided however, that the presence of the Seller in Massachusetts in connection with the negotiation and execution of this Agreement or the Closing hereunder shall not be considered a contact with Massachusetts for purposes of the long-arm jurisdiction statute thereof), and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.06 above.

                                      *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                               NEW ENGLAND BUSINESS SERVICE, INC.


                               By:  /s/ John Fairbanks
                                    --------------------------------------------
                               Title: Vice President and Chief Financial Officer


                               CSS INDUSTRIES, INC.


                               By:  /s/ Jack Farber
                                    --------------------------------------------
                               Title: Chairman, President and Chief Executive
                                      Officer

                                  EXHIBIT LIST*
                                  -------------


Exhibit A--July 31, 1997 Balance Sheet
Exhibit B--Form of Opinion of Counsel to the Seller
Exhibit C--Form of Opinion of Counsel to the Buyer
Exhibit D--Minimum Severance Policy

Disclosure Schedule--Exceptions to Representations and Warranties Concerning Rapidforms and Its Subsidiaries












* Pursuant to Item 601 of Regulation S-K, the Exhibits and Schedules to the Stock Purchase Agreement have been omitted but will be furnished to the Commission upon request.